Exhibit 99.1
CYREN LTD.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On August 1, 2022, Cyren Ltd. (the “Company” or “Cyren”) completed the previously announced sale of all the equity interests in its legacy secure email gateway business and wholly owned subsidiary, Cyren GmbH (the “Transaction”) for a total purchase price of EUR 10 million, subject to customary post-closing adjustments.

The unaudited pro forma condensed consolidated balance sheet as of March 31, 2022, has been prepared to give effect of the transaction on August 1, 2022, as if such transaction had occurred on March 31, 2022. Beginning in the second quarter of the Company for the period ended June 30, 2022, Cyren GmbH’s historical financial results for periods prior to the transaction will be reflected in the Company’s consolidated financial statements as discontinued operations.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2021, and for the three months ended March 31, 2022, and 2021 are presented as if the Transaction had occurred on January 1, 2021. Beginning in the second quarter of the Company for the period ended June 30, 2022, Cyren GmbH’s historical financial results for periods prior to the transaction will be reflected in the Company’s consolidated financial statements as discontinued operations.

The unaudited pro forma condensed consolidated financial statements are subject to the assumptions and adjustments described in the accompanying notes. These assumptions and adjustments are based on information presently available. The unaudited pro forma condensed consolidated financial statements are based on the Company’s historical financial statements for the periods presented and, in the opinion of the Company’s management, all adjustments and disclosures necessary for a fair presentation of the unaudited pro forma condensed consolidated financial statements have been made.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the results of operations that would have been achieved had the events reflected been completed as of the dates indicated or of the results that may be obtained in the future. The significant accounting policies applied in these unaudited Pro Forma condensed consolidated financial Statements are consistent with those applied in preparing the Company's unaudited interim consolidated financial statements as of March 31, 2022, and for the three months period then ended (the "interim financial statements"), which are consistent with those followed in the preparation of the Company's annual consolidated financial statements as of December 31, 2021, and for the year then ended.

CYREN LTD.
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2022 (US$ in thousands)	As Reported	Pro Forma Adjustments		Pro Forma

Assets
Current Assets:
Cash and cash equivalents	$17,630	$9,285	(a)	$26,915
Trade receivables, net	1,501	(505)		996
Deferred commissions	941	(477)		464
Prepaid expenses and other receivables	1,290	(149)		1,141
Total current assets	$21,362	$8,154		$29,516

Long-term deferred commissions	966	(326)		640
Long-term lease deposits and prepaid expenses	819	(119)		700
Operating lease right-of-use assets	8,784	(2,957)		5,827
Severance pay fund	903	—		903
Property and equipment, net	1,761	(175)		1,586
Intangible assets, net	3,570	(655)		2,915
Goodwill	20,128	(7,815)		12,313
Total long-term assets	36,931	(12,047)		24,884
Total assets	$58,293	$(3,893)		$54,400

Liabilities and Shareholders’ Equity
Current Liabilities:
Trade payables	$932	$(21)		$911
Employees and payroll accruals	4,627	(220)		4,407
Accrued expenses and other liabilities	1,123	(151)		972
Operating lease liabilities	1,530	(290)		1,240
Deferred revenues	8,109	(1,761)		6,348
Total current liabilities	16,321	(2,443)		13,878

Deferred revenues	4,466	(482)		3,984
Convertible Debentures	8,625	—		8,625
Long-term operating lease liabilities	8,111	(2,763)		5,348
Deferred tax liability, net	353	(197)		156
Accrued severance pay	985	—		985
Other liabilities	507	(507)		—
Total long-term liabilities	23,047	(3,949)		19,098

Shareholders' Equity:
Ordinary shares	4,851	—		4,851
Additional paid-in capital	294,316	—		294,316
Accumulated other comprehensive loss	(2,128)	2,128		—
Accumulated deficit	(278,114)	371	(b)	(277,743)

Shareholders’ equity	18,925	2,499		21,424
Total liabilities and shareholders’ equity	$58,293	$(3,893)		$54,400

CYREN LTD.
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2022 (US$ in thousands except share and per share amounts)	As Reported	Pro Forma Adjustments	Pro Forma

Revenues	$7,259	$(1,542)	$5,717
Cost of revenues	3,817	(385)	3,432

Gross profit	3,442	(1,157)	2,285

Operating expenses:

Research and development, net	4,445	(496)	3,949
Sales and marketing	2,707	(227)	2,480
General and administrative	2,688	(164)	2,524

Total operating expenses	9,840	(887)	8,953

Operating loss	(6,398)	(270)	(6,668)

Other income, net	1	(1)	—
Financial (expenses), net	(124)	2	(122)

Loss from continuing operations before taxes on income	(6,521)	(269)	(6,790)
Tax benefit	38	(38)	—
Net loss from continuing operations	$(6,483)	$(308)	$(6,791)

Basic and diluted net loss per share	$(1.30)		$(1.36)

Weighted-average number of shares used in computing basic and diluted net loss per share	4,989,784		4,989,784

CYREN LTD.
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2021 (US$ in thousands except share and per share amounts)	As Reported	Pro Forma Adjustments	Pro Forma

Revenues	$8,757	$(1,911)	$6,846
Cost of revenues	3,795	(494)	3,301

Gross profit	4,962	(1,417)	3,545

Operating expenses:

Research and development, net	4,250	(661)	3,589
Sales and marketing	2,638	(343)	2,295
General and administrative	2,160	(185)	1,975

Total operating expenses	9,048	(1,189)	7,859

Operating loss	(4,086)	(228)	(4,314)

Other (expense), net	(18)	—	(18)
Financial (expenses), net	(214)	47	(167)

Loss from continuing operations before taxes on income	(4,318)	(181)	(4,499)
Tax benefit/(expense)	121	(56)	65
Net loss from continuing operations	$(4,197)	$(237)	$(4,434)

Basic and diluted net loss per share	$(1.23)		$(1.30)

Weighted-average number of shares used in computing basic and diluted net loss per share	3,423,448		3,423,448

CYREN LTD.
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2021 (US$ in thousands except share and per share amounts)	As Reported	Pro Forma Adjustments	Pro Forma

Revenues	$31,187	$(7,349)	$23,838
Cost of revenues	15,277	(1,780)	13,497

Gross profit	15,910	(5,569)	10,341

Operating expenses:

Research and development, net	17,624	(2,416)	15,208
Sales and marketing	10,808	(1,288)	9,519
General and administrative	9,283	(695)	8,589

Total operating expenses	37,715	(4,399)	33,316

Operating loss	(21,805)	(1,170)	(22,975)

Other (expense), net	(12)	—	(13)
Financial (expenses), net	(1,360)	111	(1,248)

Loss from continuing operations before taxes on income	(23,177)	(1,059)	(24,236)
Tax benefit/(expense)	138	(177)	(40)
Net loss from continuing operations	$(23,039)	$(1,237)	$(24,275)

Basic and diluted net loss per share	$(5.90)		$(6.21)

Weighted-average number of shares used in computing basic and diluted net loss per share	3,908,072		3,908,072

CYREN LTD.
NOTES TO THE
UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following items resulted in adjustments in the unaudited pro forma condensed consolidated financial information:

a.For the purposes of these pro forma financial statements, the cash to be received from the Transaction is presented without including the estimated effect of post-closing contractual adjustments.

b.Adjustment reflects the loss on the Transaction calculated as follows:

(US$ thousands except for exchange rates and EUR as indicated)

Purchase price in EUR	€10,000
EUR/USD exchange rate as of March 31, 2022	1.1112
Purchase price in USD	$11,112
Estimated fees	1,500
Cash proceeds, net of estimated fees	9,612

Net assets disposed of	9,241

Pro forma pre-tax gain on disposal	371
Estimated income taxes	—

Pro forma gain on disposal, net of taxes	$371